Exhibit 10.9

AMENDMENT TO CORNERSTONE REALTY INCOME TRUST, INC.

EXECUTIVE SEVERANCE PLAN

WHEREAS, Cornerstone Realty Income Trust, Inc. (the “Company”) established the Executive Severance Plan, effective October 25, 2004 (the “Plan”), for the benefit of its eligible executives;

WHEREAS, Section 409A of the Internal Revenue Code has recently become effective and guidance received under that Section permits plans to be amended to comply and/or terminated this year; and

WHEREAS, pursuant to Section 13 of the Plan, the Plan may be amended by the Board of Directors of the Company and the Board of Directors desire to so amend the Plan.

NOW THEREFORE, the Plan is hereby amended as follows with respect to the Executives listed on the annexed Schedule:

1. Section 2(a)(ii) is deleted in its entirety and is revised to read: “within one year after the date of a Change in Control, the Executive terminates his or her employment with the Company for Good Reason; provided, however, that the Executive must give notice of termination for Good Reason within sixty days of the occurrence of the event(s) giving rise to such termination.”

2. Section 2(e) is deleted in its entirety and is revised to read: “The Outplacement Services Benefit shall consist of $15,000 for a Senior Vice President and $10,000 for a Vice President, payable to a nationally recognized outplacement organization selected by the Executive with the approval of the Company (which approval shall not be unreasonably withheld) as a lump sum within 30 days after the Executive’s termination of employment.”

3. It is the Company’s and the Executive’s intention that the Plan, as hereby amended, comply with Section 409A of the Internal Revenue Code. If either party believes, at any time, that the Plan as amended does not comply, it will promptly advise the other and will negotiate reasonably and in good faith to amend the terms of this Plan such that they comply and that amendment will have the most limited possible economic effect on the Company and the Executive.

IN WITNESS WHEREOF, the Company has executed this amendment to the Plan, effective as of the date indicated below.

CORNERSTONE REALTY INCOME TRUST, INC.

/s/ Glade M. Knight		Date: February 8, 2005
By:	Glade M. Knight
Title:	Chairman of the Board